Exhibit 99.1

Contact: Lynn Liddle, Executive Vice President, Communications and Investor Relations (734) 930 - 3008 liddlel@dominos.com

Domino’s Pizza Announces Same Store Sales Results for 2005

Ann Arbor, Michigan, January 11, 2006: Domino’s Pizza, Inc. (NYSE: DPZ), the recognized world leader in pizza delivery, today announced same store sales results for the fourth quarter and fiscal 2005, each ended January 1, 2006.

The Company will announce its complete 2005 financial results on February 21, 2006, via an earnings press release and conference call.

Same Store Sales Growth (Estimated)

(versus the prior year period)	Fourth Quarter 2005	Fiscal 2005
Domestic Company-owned stores	+3.3%	+7.1%
Domestic franchise stores	+1.5%	+4.6%

Total Domestic Stores	+1.7%	+4.9%

International stores	+3.8%	+6.1%

Definition:

The Company uses “same store sales growth,” calculated including only sales from stores that also had sales in the comparable period of the prior year, but excluding sales from certain seasonal locations such as stadiums and concert arenas. International same store sales growth is calculated similarly to domestic same store sales growth. Changes in international same store sales are reported on a constant dollar basis which reflects changes in sales in international local currency.

David A. Brandon, Chairman and CEO, said, “2005 marked our twelfth consecutive year without a negative domestic or international same store sales comparison. This accomplishment speaks volumes about the stability of our company, the strength of our brand and the resolve of our franchisees and team members. I would also like to thank and congratulate our Team USA group for the impressive job they did this year improving the performance of our domestic company-owned stores. For the first time in several years, their same store sales increase outpaced that of our domestic franchisees. This is truly a noteworthy outcome, since Domino’s franchisees are strong, results-oriented owner-operators who set an incredibly high performance level for Team USA to achieve.”

More…

DPZ 2005 Same Store Sales, Page 2

About Domino’s

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” Through its primarily franchised system, Domino’s operates a network of 7,945 (as of Q305) franchised and Company-owned stores in the United States and more than 50 countries. The Domino’s Pizza® brand, named a Megabrand by Advertising Age magazine, had global retail sales of more than $4.6 billion in 2004, comprised of nearly $3.2 billion domestically and more than $1.4 billion internationally. Domino’s Pizza was named “Chain of the Year” by Pizza Today magazine, the leading publication of the pizza industry and is the “Official Pizza of NASCAR®.” More information on the Company, in English and Spanish, can be found on the web at www.dominos.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that can cause actual results to differ materially include: the uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; our ability to retain key personnel; new product and concept developments by Domino’s and other food-industry competitors; the ongoing profitability of our franchisees and the ability of Domino’s and our franchisees to open new restaurants; changes in food prices, particularly cheese, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries in which we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings and changes in accounting policies. Further information about factors that could affect Domino’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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